Exhibit 99.2

This Statement on Form 4 is filed by:  (i) John D. Shulman, (ii) JCP III SM AIV, L.P., (iii) Juggernaut Partners III GP, L.P., and (iv) Juggernaut Partners III GP, Ltd.

Name of Designated Filer:  John D. Shulman
Date of Event Requiring Statement:  December 1, 2020
Issuer Name and Ticker or Trading Symbol: Petros Pharmaceuticals, Inc. [PTPI]

John D. Shulman

/s/ John D. Shulman

JCP III SM AIV, L.P.

By:	Juggernaut Partners III GP, L.P.
its general partner
By: Juggernaut Partners III GP, Ltd., its general partner

	By:	/s/ John D. Shulman
	Name:	John D. Shulman
	Title:	Director

Juggernaut Partners III GP, L.P.

By:	Juggernaut Partners III GP, Ltd.
its general partner

	By:	/s/ John D. Shulman
	Name:	John D. Shulman
	Title:	Director

Juggernaut Partners III GP, Ltd.

By:	/s/ John D. Shulman
Name:	John D. Shulman
Title:	Director